UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 8, 2005, NetIQ Corporation (“Company”) entered into a Purchase and Sale Agreement (“Agreement”) with CarrAmerica Realty Operating Partnership, L.P. (“Buyer”) to sell its corporate headquarters at 3553 North First Street, San Jose, California (the “Premises”), for a total purchase price of $10,270,200 (“Purchase Price”), payable in cash. The Buyer deposited $250,000 in escrow on December 12, 2005. The sale is subject to the Buyer’s due diligence and it is anticipated that the sale will close early in the third quarter of fiscal 2006.

As part of the sale transaction, the Company will obtain the right to lease back and occupy the Premises on a rent free basis for a period of up to four months following the closing. The Company intends to relocate its San Jose, California operations to a new leased facility in the fourth quarter of fiscal 2006.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, a copy of which is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Purchase and Sale Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary

Date: December 13, 2005

Exhibit Index

99.1	Purchase and Sale Agreement.